Exhibit 10.10

Act-In-Concert Agreement

Part A：Best Road Holdings Limited

Part B：

(1) Tiger Initiative Investment Ltd

(2) Lucky monkey Holding Limited

(3) Import & Export Guojin Development Co.,Ltd

Given:

Party A is a shareholder of MC Hologram Inc. (hereinafter referred to as the “Company”), and as of the signing date of this agreement, holds 18.63% of the Company’s shares;

Party B is a shareholder of the Company. As of the signing date of this agreement, it holds a total of 35.61% of the Company’s shares, of which Tiger Initiative Investment Ltd holds 15.15% of the Company’s shares, Lucky monkey Holding Limited holds 9.09% of the Company’s shares, Import & Export Guojin Development Co., Ltd holds 11.39% of the Company’s shares;

The parties have signed this agreement through negotiation and the details are as follows:

1. All parties agree to act in concert when dealing with the Company’s business development and issues that need to be resolved by the Company’s general meeting of shareholders and the board of directors in accordance with the relevant laws and regulations such as the Company Law and the articles of association of the Company.

2. The method to act in concert is as follows: the final decision on major issues related to the Company’s operation and development needs to be made through the Company’s board of directors or shareholders’ meeting. All parties to the agreement need to maintain consistent support with the resolutions of the Company’s shareholders’ meeting and the board of directors and bear corresponding guarantee responsibilities for this purpose.

3. All parties shall exercise their rights in accordance with the provisions of relevant laws and regulations, the stipulations of this agreement and their respective commitments. During the period of being a shareholder of the Company, Party B will not sign any Act Concerted Agreement or make similar arrangements with other shareholders, nor will Party B take other actions that affect the stability of the Company’s control.

4. In order to maintain the stability of the Company’s shareholding structure and control rights, the concerted action period stipulated in this agreement shall be terminated from the date of signing this agreement to the date of completion of the merger between the Company and the SPAC and listing on the Nasdaq Stock Exchange. If this agreement needs to be renewed after listing, both parties shall make a separate agreement.

5. The concerted actions taken by both parties to this agreement shall not violate relevant laws and regulations, and shall not damage the legitimate rights and interests of the Company and other shareholders.

6. This agreement is irrevocable once it is signed unless the period stipulated in this agreement expires.

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Part A：Best Road Holdings Limited

Part B：

(1) Tiger Initiative Investment Ltd

(2) Lucky monkey Holding Limited

(3) Import & Export Guojin Development Co.,Ltd

Date: September 1, 2021

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